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                                                                      Exhibit 21

                           DOMINION RESOURCES, INC.
                        SUBSIDIARIES OF THE REGISTRANT

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                                            JURISDICTION OF                      NAME UNDER WHICH
               NAME                          INCORPORATION                     BUSINESS IS CONDUCTED
Consolidated Natural Gas Company                Delaware                Consolidated Natural Gas Company
Dominion Capital, Inc.                          Virginia                Dominion Capital, Inc.
Dominion Energy, Inc.                           Virginia                Dominion Energy, Inc.
Dominion Exploration & Production, Inc.         Delaware                Dominion Exploration & Production, Inc.
Dominion Transmission, Inc.                     Delaware                Dominion Transmission, Inc.
The East Ohio Gas Company                         Ohio                  Dominion East Ohio
The Peoples Natural Gas Company               Pennsylvania              Dominion Peoples
                                                                        Dominion Virginia Power in Virginia
                                                                        and Dominion North Carolina Power
Virginia Electric and Power Company             Virginia                in North Carolina

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